Consent of Independent Registered Public Accounting Firm

Ortec International, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-80799) of our report dated June 18, 2007 relating to the consolidated financial statements, which appear in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

New York, New York

June 18, 2007

R-221 (12/05)